Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES‐OXLEY ACT OF 2002

The undersigned, Giora Davidovits, hereby certifies, pursuant to Section 906 of the Sarbanes‐Oxley Act of 2002, that:

(1)	the annual report on Form 10‐K of Online Disruptive Technologies, Inc. for the year ended December 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Form 10‐K fairly presents, in all material respects, the financial condition and results of operations of Online Disruptive Technologies, Inc.

Dated: April 3, 2019

/s/ Giora Davidovits
Giora Davidovits
President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)